UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 5, 2010

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James A. Hollensteiner Nominated to Stand for Re-election as a Director of Northern States Financial Corporation and NorStates Bank at the Company’s 2010 Annual Meeting

As previously disclosed, on February 10, 2010, James A. Hollensteiner, a long-time director of Northern States Financial Corporation (the “Company”) and NorStates Bank (the “Bank”), notified the Company’s Board of Directors of his intention to serve the remainder of his current term and retire from the Board of Directors of each of the Company and the Bank immediately following the Company’s 2010 annual meeting of stockholders (the “Annual Meeting”).  However, on April 5, 2010, Mr. Hollensteiner notified the Company that he would stand for re-election as a Director at the Annual Meeting, if the Nominating Committee of the Board of Directors chooses to nominate him.  At a meeting of the Nominating Committee held on April 5, 2010, the Nominating Committee nominated Mr. Hollensteiner to stand for re-election at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION
Date: April 6, 2010	By: /s/Brett Houston Brett Houston Vice President and Chief Financial Officer